Exhibit 10.6

                              RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT

                  RESTATED AND AMENDED EMPLOYMENT AGREEMENT, dated as of the 9th day of December 1996, by and between TRANSMEDIA NETWORK INC., a Delaware corporation ("TRANSMEDIA"), and JAMES M. CALLAGHAN (the "EXECUTIVE").

                  WHEREAS, Transmedia and the Executive wish to amend and restate the Employment Agreement dated as of April 1, 1992, and amended as of October 1, 1994, which they previously executed;

                  NOW, THEREFORE, In consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto do mutually agree as follows:

                  /bullet/ EMPLOYMENT. Transmedia agrees to and does hereby employ the Executive, and the Executive accepts such employment, upon the terms and conditions hereinafter set forth. The Executive represents and warrants that he is free to enter into this Agreement and that entering into this Agreement is not in violation of any obligations that he has to any other person, firm or corporation.

                  /bullet/ TERM. The term of this Agreement shall be for the period commencing April 1, 1992 and ending on September 30, 1999 (the "TERM"), unless earlier terminated as provided herein.

                  /bullet/ OFFICE AND DUTIES. The Executive shall perform such executive services in the operation of the business of Transmedia and its subsidiaries as Transmedia's Board of Directors may from time to time reasonably assign to the Executive. The Executive shall hold the position of Vice President of Transmedia and President of Transmedia Restaurant Company Inc., and shall report directly to Transmedia's President. During the term of this Agreement, the Executive shall: (a) work for Transmedia and its subsidiaries on a full-time, exclusive basis;
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                           (b) use his best efforts to apply on a full-time
basis all of his skill and experience to the performance of his duties in such employment; and

                           (c) not engage in any other business activities,
other than personal investments in corporations and other entities which do not compete directly or indirectly with Transmedia and its subsidiaries. Notwithstanding the provisions of the preceding sentence, the Executive shall be entitled, on an occasional basis, to serve as a consultant to, or on the Board of Directors of, other corporations during the term of this Agreement and to receive and retain all compensation paid to him in such capacities, so long as such other corporations do not compete directly or indirectly with Transmedia and its subsidiaries. The provisions of this Section 3 are subject to modification as set forth in Section 10.

                  /bullet/ COMPENSATION AND BENEFITS.

                           (a) For services rendered by the Executive under this
Agreement, the Executive shall be paid a base salary (the "Salary") at the rate of One Hundred Eighty Thousand Dollars ($180,000) per annum during the first year of the Term, Two Hundred Fifty Thousand Dollars ($250,000) per annum during the second year of the Term, and Three Hundred Thousand Dollars ($300,000) per annum during the third year of the Term, Three Hundred Fifteen Thousand Dollars ($315,000) per annum during the fourth year of the Term, and Three Hundred Thirty-Five Thousand Dollars ($335,000) during the fifty year of the Term. The Salary shall be payable in equal weekly installments.

                           (b) As additional compensation, the Executive shall
be eligible to receive annually, a bonus of up to one-half (1/2) of his salary during each year of the Term. The Bonus shall be payable on an annual basis within 120 days after the end of each fiscal year, commencing with the fiscal year ending September 30, 1996.

                           (c) Transmedia shall, during the term of this
Agreement, procure, maintain in force, and pay all premiums on an insurance policy to be issued on the life of the Executive, with his estate as beneficiary, in the face amount of Five Hundred Thousand ($500,000) Dollars. Upon the expiration of the term of this Agreement, Transmedia shall transfer


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the ownership of such policy to the Executive without any payment by the
Executive whether or not he becomes disabled during the employment Term.

                           (d) At all times during the term of this Agreement,
the Executive shall be included in any life, medical, health and hospitalization insurance, pension, stock option, stock ownership, incentive compensation and other benefit programs maintained by or for Transmedia at the date hereof. If Transmedia hereafter establishes any other programs, the Executive shall be included therein at least at the same level as the other senior executives of Transmedia. In addition, in the event of the Executive's Disability (as defined below), Transmedia will pay to the Executive the following: (i) during the first six months of Disability, 100% of the Salary that would be payable to the Executive but for such Disability; (ii) thereafter, and until the end of the Term, 75% of such Salary; and (iii) the Bonus for the period(s) provided in the next sentence. The Executive shall receive a Bonus for the entire fiscal year ending on any applicable September 30, if said September 30 occurs during the first six months of Disability; in all other instances, the Executive shall receive a portion of the Bonus for an entire year determined by multiplying the Bonus for the entire fiscal year by a fraction, the numerator of which is the total number of months starting with October lst and ending upon the conclusion of said six months of Disability and the denominator of which is 12. For purposes of this sub-paragraph (d), all calculations shall be made on the basis of full and not partial months. For the purposes hereof "Disability" shall mean a physical or mental impairment of such duration and degree that the Executive is determined by the Board of Directors of Transmedia to be substantially unable because of the impairment to perform the services described in Section 3.

                           (e) Transmedia agrees to provide the Executive with a
One Thousand ($1,000) Dollar monthly automobile allowance.

                           (f) Transmedia may provide to the Executive such
additional compensation, bonuses, and benefits as its Board of Directors deems appropriate, but nothing herein shall obligate Transmedia to do so.

                   /bullet/ VACATION. The Executive shall be entitled to take four (4) weeks paid vacation during each twelve-month period this employment hereunder on a basis consistent with
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the requirements of the business Transmedia and its subsidiaries and in accordance with Transmedia's customary practice for senior executives.

                   /bullet/ REIMBURSEMENT OF EXPENSES. During the term of this Agreement, the Executive shall be reimbursed for reasonable travel, entertainment and other expenses incident to the rendering, of services hereunder, upon presentation of expense statements or vouchers or such other supporting information as Transmedia may customarily require of its senior executives.

                   /bullet/ RESTRICTIONS

                           (a) The Executive acknowledges that the business of
Transmedia is potentially nationwide in scope, and that it expects to be marketing its products and services throughout a wider geographical area than that in which it presently operates. Accordingly, during the Restricted Period (as defined below), the Executive shall not, unless acting with Transmedia's prior written consent: (i) directly or indirectly own, manage, operate, join, or control, or participate in the ownership, management, operations or control of, or be connected as a director, officer, employee, partner, stockholder, consultant or otherwise with, any business or organization located in or doing business in the Restricted Area (as defined below) which (A) is engaged in financing restaurant advertising or equipment or providing restaurant discounts to members of its programs or (B) directly or indirectly competes with any other business of Transmedia or any of its subsidiaries conducted at any time during the term hereof; or (ii) interfere with, or divert or attempt to divert the benefits of, any relationship with employees, agents, suppliers, restaurant clients, membership card holders or other customers maintained by Transmedia and its subsidiaries at any time during the Restricted Period. However, if the Executive's employment hereunder is terminated without "cause" (as defined in Section 9 hereof), then the provisions of this Section 7(a) shall cease, upon such termination. For the purposes of this Agreement, (i) "RESTRICTED PERIOD" means the twenty-four-month period commencing upon the earlier of (x) the termination of the Executive's employment with Transmedia prior to the expiration hereof, either voluntarily by the Executive or by Transmedia for "cause"; or (y) the expiration of this Agreement after its stated term; and (ii) "RESTRICTED AREA" means any
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geographical market in or with respect to which Transmedia, within twelve months prior to the commencement of the Restricted Period, is then operating or has taken significant affirmative steps to commence operations. Nothing in this
Section 7(a) shall be construed to prevent the Executive from owning or dealing in any stock actively traded over-the-counter or on any recognized exchange and issued by a corporation which may compete directly or indirectly with Transmedia and its subsidiaries so long as the Executive does not participate in the management, control, or operations of any such corporation and the Executive's holdings do not at any time exceed Five Percent (5%) of the outstanding shares of any class of stock of such corporation.

                           (b) The Executive agrees that all confidential and
proprietary matters which he may now have or may obtain during the Term of his employment hereunder relating in any way to the business of Transmedia and its subsidiaries shall not be disclosed to any other person, either during or after the termination of his employment, unless Transmedia has given its prior consent to such disclosure or such disclosure is a necessary incident to transactions which the Executive is pursuing in accordance with duties delegated to him by Transmedia's Board of Directors. The Executive shall promptly return all tangible evidence of such confidential and proprietary matters to Transmedia at the termination of his employment or upon Transmedia's earlier request.

                           (c) The Executive acknowledges that the remedy at law
for his breach of the covenants contained in this Section 7 is inadequate, and that therefore Transmedia and its subsidiaries shall be entitled, in addition to any other right or remedy available to them, to injunctive relief and the remedy of specific performance to restrain the Executive from committing or continuing any such breach and to enforce the Executive's obligations hereunder.

                           (d) If any court of tribunal of competent
jurisdiction shall refuse to enforce any or all of the provisions of this
Section 7, because individually or taken together, they are deemed unreasonable, then the parties hereto understand and agree that any such provision or provisions shall not be void but for the purpose of such proceedings, shall be revised to the extent necessary to permit the enforcement of such provisions.

                  /bullet/ OWNERSHIP OF WORK PRODUCT. The Executive acknowledges that

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during the term of his employment hereunder, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether or not patentable or copyrightable, which relate to the business of Transmedia and its subsidiaries (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities appropriate for Transmedia and its subsidiaries may be presented to him by reason of his employment. The Executive acknowledges that, unless Transmedia otherwise agrees in writing, all of the foregoing shall be owned by and belong exclusively to Transmedia, and he shall have no personal interest therein. The Executive, at Transmedia's expense, shall further: (a) promptly disclose any such Work Product and business opportunities to Transmedia; (b) assign to Transmedia, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his discovery invention, or creation in any appropriate case.

                  /bullet/ TERMINATION.

                           (a) Notwithstanding anything contained herein to the
contrary, the Executive's employment hereunder: (i) shall automatically terminate upon the Executive's death; and (ii) may be terminated by Transmedia's Board of Directors for "cause" (as hereinafter defined) upon 60 days prior written notice of termination, subject to the Executive's right to cure certain breaches constituting "cause", as provided below. For the purposes of this Agreement, termination shall be deemed to be "for cause" if: (i) the Executive is convicted of a felony; (ii) the Executive declares personal bankruptcy pursuant to any applicable law; (iii) the Executive commits an act of fraud with respect to Transmedia or misappropriates any of its funds; or (iv) the Executive directly and repeatedly refuses to perform his duties pursuant to this Agreement, or directly and repeatedly breaches any covenants contained herein. The written notice of termination shall set forth with specificity the reason for such termination. If the reason for such termination is the Executive's direct and repeated refusal to perform his duties hereunder or his direct and repeated breach of any covenants contained herein, the Executive shall have the right,

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within 30 days of his receipt of such notice, to notify the Board of Directors of his intention to cure such breach. On or within 10 days before the effective date of termination, the Board of Directors shall meet to determine whether such breach has been effectively cured and, upon the majority vote of the Directors (not including the Executive) that it has been cured, the notice of termination shall be deemed ineffective. The Executive shall be entitled to be represented at such meeting by counsel. On the effective date of termination, except for the reimbursement of expenses incurred to such date, the Executive shall cease to have any further rights hereunder but shall be subject to all restrictions set forth elsewhere herein.

                           (b) Except where the Executive has exercised his
right to attempt to cure pursuant to the preceding subsection, the Executive may, within 15 days following delivery of a notice of termination for "cause", by written notice to the Board of Directors of Transmedia, cause the matter of termination for "cause" by Transmedia to be discussed at the next regularly scheduled meeting of the Board of Directors or at a special meeting of the Board of Directors requested by majority of its members. The Executive shall be entitled to be represented at such meeting by counsel. Such meeting shall be conducted according to procedures deemed equitable by a majority of the Directors present. If at such meeting, it shall be determined that this Agreement has been terminated without "cause", or that such "cause" shall be waived, the provisions of this Agreement shall be reinstated with the same force and effect as if the notice of termination had not been given; and the Executive shall be entitled to receive the compensation and other benefits provided herein for the period from the effective date of the notice of termination through the date of such reinstatement, plus all reasonable costs of his counsel, as approved by the Board of Directors of Transmedia. Except as provided in the first sentence of this subsection (b), neither the Executive's election to pursue or forego the procedures set forth in this subsection (b), nor a determination by the Board of Directors, at any meeting pursuant to this subsection, that the Executive's employment hereunder was terminated for "cause", shall prejudice or preclude the exercise any other right or remedy which the Executive may have at law or otherwise as a result of the termination of his employment hereunder.
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                  /bullet/ NOTICES. Any Notices to be given hereunder shall be deemed to have been given if delivered personally against receipt, if sent by nationally recognized overnight delivery service, of if mailed by registered or certified mail, return receipt requested, to the following address: if to Transmedia, at 750 Lexington Avenue, New York, New York 10022, with a copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178, to the attention of Stephen P. Farrell, Esq.; and if to the Executive, at 750 Lexington Avenue, New York, New York 10022. Either party may change his or its address set forth above by giving written notice to the other party in accordance with this Section.

                  /bullet/ GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  /bullet/ OPTIONS. The captions of the sections of this Agreement are for the purpose of convenience only, are not intended to be part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of its provisions.

                  /bullet/ SEVERABILITY. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect any other clause or provision hereof in any jurisdiction.

                  /bullet/ BINDING EFFECT; ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective heirs, representatives, successors and permitted assignees of Transmedia and the Executive. Transmedia may assign this Agreement or any of its rights and obligations hereunder to (i) any transferee of or successor to all or substantially all of the assets of business of Transmedia and its subsidiaries or (ii) any subsidiary or affiliate of Transmedia; PROVIDED, HOWEVER, that no such assignment shall release Transmedia from its obligations hereunder. The Executive may not assign this Agreement or any of his rights and obligations hereunder under any circumstances.

                  /bullet/ MISCELLANEOUS. This Agreement embodies the entire understanding between Transmedia and the Executive with respect to its subject matter, and there is no extrinsic


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agreement of any kind affecting it. This Agreement also supersedes and replaces any prior agreement with respect to the subject matter of this Agreement. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by the party against whom the same is sought to be enforced.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           TRANSMEDIA NETWORK INC.

                                           By:      /S/MELVIN CHASEN
                                                    ---------------------------
                                                    Melvin Chasen, President

                                                    /S/JAMES M. CALLAGHAN
                                                    ---------------------------
                                                    James M. Callaghan